                                                                    Exhibit 10.1

                                    FORM 0F
                                    -------
                             FIFTH AMENDMENT TO THE
                             ----------------------
                          SECOND AMENDED AND RESTATED
                          ---------------------------
                       AGREEMENT OF LIMITED PARTNERSHIP
                       --------------------------------
                                      OF
                                      --
                              WEEKS REALTY, L.P.
                              ------------------


     This Fifth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P. (this "Amendment") is entered into as of October 7, 1997, by and between Weeks GP Holdings, Inc. (the "General Partner") and Weeks LP Holdings, Inc. ("Weeks LP Holdings"). All capitalized terms used herein shall have the meanings given to them in the Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P., dated October 30, 1996 (the "Partnership Agreement"), as amended by the First Amendment to the Partnership Agreement dated November 1, 1996, the Second Amendment to the Partnership Agreement dated December 31, 1996, the Third Amendment to the Partnership Agreement dated January 31, 1997, and the Fourth Amendment to the Partnership Agreement dated August 1, 1997.

     WHEREAS, Weeks Corporation ("Weeks"), on even date herewith, has issued 6,000,000 shares of its 8.00% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, having a liquidation preference equivalent to $25.00 per share (the "Series A Preferred Stock"), and has sold such Series A Preferred Stock in a public offering;

     WHEREAS, Weeks has contributed to the capital of Weeks LP Holdings, Inc. the proceeds received by Weeks from the issuance of the Series A Preferred Stock;

     WHEREAS, Weeks LP Holdings desires to contribute the net proceeds of the sale of the Series A Preferred Stock to the Partnership in exchange for partnership interests in the Partnership as set forth herein; and

     WHEREAS, as provided in Section 9.3 of the Partnership Agreement, the General Partner is authorized to cause the Partnership to issue additional interests in the Partnership to Weeks LP Holdings in exchange for such contribution.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1.    Contribution.
                   ------------

     Weeks LP Holdings hereby contributes to the Partnership the entire net proceeds received from Weeks as a contribution to the capital of Weeks LP Holdings in connection with the issuance of the Series A Preferred Stock. As provided in Section 4.1 of the Partnership Agreement, Weeks LP Holdings shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance, which is $150,000,000, and Weeks LP Holdings shall be deemed simultaneously to have reimbursed Weeks, and the Partnership shall be deemed simultaneously to have reimbursed Weeks LP Holdings for the amount of the underwriter's discount and other costs incurred by Weeks in connection with such issuance.

     Section 2.    Issuance of Series A Preferred Partnership Units.
                   ------------------------------------------------

     In consideration of the contribution to the Partnership made by Weeks LP Holdings pursuant to Section 1 hereof, the Partnership hereby issues to Weeks LP Holdings 8.00% Series A Preferred Partnership Units (as defined herein).

     Section 3.     Definitions.
                    -----------

     In addition to those terms defined in the Partnership Agreement, the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, inserted into the Partnership Agreement and applied to the terms used in the Partnership Agreement and in this Amendment:

          "Adjusted Capital Account Deficit" shall mean, with respect to any
           --------------------------------
     Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of any relevant fiscal year and after giving effect to the following adjustments:

               (a) credit to such Capital Account an amounts that such Partner is obligated to restore with respect to any deficit balance in such Capital Account pursuant to Section 8.7 hereof or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

               (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.
                             -  -    -       -

          "Common Partnership Unit" means a Partnership Unit that is not a
           -----------------------
     Preferred Partnership Unit.

          "Liquidation Preference Amount" means, with respect to any Preferred
           -----------------------------
     Partnership Unit, the amount payable with respect to such Preferred Partnership Unit (as established by the instrument designating such Preferred Partnership Units) upon the voluntary or involuntary dissolution, liquidation or winding up of the Partnership, or upon the earlier redemption of such Preferred Partnership Units, as the case may be.

          "Partner Nonrecourse Debt" shall have the meaning set forth in
           ------------------------
     Regulations Section 1.704-2(b)(4).

          "Partnership Year" means the fiscal year of the Partnership, which
           ----------------
     shall be the calendar year.

          "Preferred Partnership Unit" means any Partnership Unit issued from
           --------------------------
     time to time pursuant to Section 9.3 hereof that is designated by the General Partner at the time of its issuance as a Preferred Partnership Unit. Each Preferred Partnership Unit shall have such designation, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the Partnership Interests of the Limited Partners and Common Partnership Units, all as shall be determined by the General Partner subject to the requirements of Section 9.3 hereof.

          "Series A Preferred Partnership Unit" means a Partnership Unit issued
           -----------------------------------
     by the Partnership to Weeks LP Holdings in consideration of the contribution by Weeks LP Holdings to the Partnership of the entire net proceeds received by Weeks LP Holdings as a contribution to the capital of Weeks LP Holdings by Weeks of the proceeds from the issuance of the Series A Preferred Stock by Weeks. The Series A Preferred Partnership Units shall constitute Preferred Partnership Units. The Series A Preferred Partnership Units shall have the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are set forth in Exhibit R, attached hereto.
                                                     ---------
     It is the intention of the General Partner, in establishing the Series A Preferred Partnership Units, that each Series A Preferred Partnership Unit shall be substantially the economic equivalent of a share of Series A Preferred Stock.

          "Series A Preferred Stock" means the 8.00% Series A Cumulative
           ------------------------
     Redeemable Preferred Stock, par value $0.01 per share, having a liquidation preference equivalent to $25.00 per share, issued by Weeks.

In addition, the definitions of "Majority Interest of the Limited Partners," "Partnership Unit," and "Partnership Interest" appearing in Article 1 of the Partnership Agreement are hereby deleted in their entirety and the following definitions are inserted in their place:

          " Majority-In-Interest of the Limited Partners" shall mean Limited
           ---------------------------------------------
     Partner(s) (other than Weeks LP Holdings and other than the General Partner in its capacity, if any, as a Limited Partner) who hold in the aggregate more than fifty percent (50%) of the Percentage Interests of the Common Partnership Units then allocable to and held by the Limited Partners (other than Weeks LP Holdings and other than the General Partner in its capacity, if any, as a Limited Partner), as a class.

          "Partnership Unit" shall mean a share of the Partnership Interests of
           ----------------
     all Partners. The allocation of Partnership Units to each Partner, after giving effect to (a) Weeks' holding part of its Partnership Units as the general partner of the Partnership and part of its Partnership Units as a Limited Partner, and (b) the transfer by Weeks of all of its Partnership Units to the General Partner and to Weeks LP Holdings as contemplated hereby (collectively, the "Reorganization"), and the total number of Units
                                --------------
     allocated to all of the Partners, are as set forth on the attached Exhibit
                                                                        -------
     A-1.  The ownership of Partnership Units may be evidenced by such form of
     ---
     certificate as the General Partner approves from time to time, and any such certificate shall bear a legend that shall state that the Partnership Units represented thereby are subject to the provisions hereof, shall refer specifically to the transfer restrictions contained herein and (if the holder thereof is a Manager) to the provision of Article XII hereof, and shall otherwise have such form and content as the General Partner shall determine. Without limitation of the authority of the General Partner as set forth in Section 9.3 hereof, the General Partner may designate any Partnership Units, when issued, as Common Partnership Units or as Preferred Partnership Units, may establish any other class of Partnership Units, and may designate one or more series of any class of Partnership Units. [At the date hereof, each Partnership Unit represents a ._________% Percentage Interest.]

          "Percentage Interest" means, as to a Partner, with respect to any
           -------------------
     class of Partnership Units held by such Partner, its interest in such class of Partnership Units as determined by dividing the number of Partnership Units in such class owned by such Partner by the total number of Partnership Units in such class then outstanding.

     Section 4.    Allocations and Other Tax and Accounting Matters.
                   ------------------------------------------------

     (a)  Exhibit F to the Partnership Agreement is hereby deleted in its
          ---------
entirety and Exhibit F attached hereto is hereby inserted in its place.
             ---------

     (b) Section 6.2 of the Partnership Agreement is hereby deleted in its entirety and the following new Section 6.2 is inserted in its place:

          "6.2  Distributions.  The General Partner shall cause the Partnership
                -------------
     to distribute all or a portion of Net Operating Cash Flow to the Partners from time to time as determined by the General Partner, but in any event not less frequently than quarterly, in the following order of priority:

     (i) First, to the holders of the Preferred Partnership Units in such amount as is required for the Partnership to pay all distributions with respect to such Preferred Partnership

          Units due or payable in accordance with the instruments designating such Preferred Partnership Units through the last day of such quarter; such distributions shall be made to such Partners in such order of priority and with such preferences as have been established with respect to such Preferred Partnership Units as of the last day of such calendar quarter; and then

     (ii) To the Partners in proportion to their respective Percentage Interests in Common Partnership Units on such Partnership Record Date;

     provided, however, that all such distributions shall be made pro rata in
                                                                  --- ----
     accordance with the then outstanding Percentage Interests of each class of Partnership Units to those Partners who are Partners as of the Partnership Record Date for the quarter or other fiscal period with respect to which such distribution is made. Notwithstanding the foregoing, the General Partner shall cause the Partnership to distribute sufficient amounts to enable the General Partner and Weeks LP Holdings to distribute to Weeks sufficient amounts to enable Weeks to pay shareholder dividends that will
     (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations ("REIT Requirements"), and (b) avoid any federal income or excise tax liability of Weeks; provided, however, that the General Partner may in its sole discretion from time to time elect not to cause the Partnership to distribute sufficient amounts to enable Weeks to pay shareholder dividends that will avoid any federal income or excise tax liability of Weeks so long as to do so would not be disadvantageous to the Limited Partners. Except as set forth in the immediately preceding sentence, nothing contained herein shall require the General Partner to cause the Partnership to distribute any particular portion of Net Operating Cash Flow. The Partners acknowledge that the Partnership expects in the future to undertake the construction and development of Properties, to acquire additional Properties and interests in Investment Entities through purchase for cash, debt and equity securities, issuance of indebtedness, merger or other means, to make other investments utilizing, inter alia, the
                                                                 ----- ----
     Receipts of the Partnership, and to establish reserves for the purpose of making such future expenditures, thereby reducing the amounts of Net Operating Cash Flow that otherwise would be available for distribution to the Partners.

     Notwithstanding anything to the contrary herein, in no event shall any Partner receive a distribution of Net Operating Cash Flow with respect to any Common Partnership Unit with respect to any quarter until such time as the Partnership has distributed to the holders of the Preferred Partnership Units an amount sufficient to pay all distributions payable with respect to such Preferred Partnership Units through the last day of such quarter, in accordance with the instruments designating such Preferred Partnership Units."

     Section 5.    Exhibits to Partnership Agreement.
                   ---------------------------------

     The General Partner shall maintain the information set forth in Exhibit A
                                                                     ---------
to the Partnership Agreement, as such information shall change from time to time, in such form as the General Partner deems appropriate for the conduct of the Partnership affairs, and Exhibit A shall be deemed amended
                             ---------
from time to time to reflect the information so maintained by the General Partner, whether or not a formal amendment to the Partnership Agreement has been executed amending such Exhibit A. In addition to the issuance of Series A
                       ---------
Preferred Partnership Units to Weeks LP Holdings pursuant to this Amendment, such information shall reflect (and Exhibit A shall be deemed amended from time
                                    ---------
to time to reflect) the issuance of any additional Partnership Units to Weeks LP Holdings or any other Person, the transfer of Partnership Units and the redemption of any Partnership Units, all as contemplated herein.

     IN WITNESS WHEREOF, the parties hereto have executed the Amendment under seal as of the date first written above.

                              GENERAL PARTNER:

                              WEEKS GP HOLDINGS, INC.,
                              a Georgia corporation


                              By:
                                 -------------------------------------
                                 Name:
                                      --------------------------------
                                 Title:
                                       -------------------------------

                              LIMITED PARTNER:

                              WEEKS LP HOLDINGS, INC.,
                              a Georgia corporation


                              By:
                                 -------------------------------------
                                 Name:
                                      --------------------------------
                                 Title:
                                       -------------------------------

                                  EXHIBIT F
                                  ---------


                              WEEKS REALTY, L.P.

                                  ALLOCATIONS


     Section 1.    Allocation of Net Income and Net Loss.
                   -------------------------------------

             (a) Net Income.  After giving effect to the special allocations set
                 ----------
     forth in Section 2 hereof, Net Income for any fiscal year or other applicable period shall be allocated in the following manner and order of priority:

             (1) To the General Partner until the cumulative allocations of Net Income under this Section 1(a)(1) equal the cumulative Net Losses allocated to the General Partner under Section 1(b)(5) hereof.

             (2) To those Partners who have received allocations of Net Loss under Section 1(b)(4) hereof until the cumulative allocations of Net Income under this Section 1(a)(2) equal such cumulative allocations of Net Loss (such allocation of Net Income to be in proportion to the cumulative allocations of Net Loss under such section to each such Partner).

             (3) To the General Partner until the cumulative allocations of Net Income under this Section 1(a)(3) equal the cumulative allocations of Net Loss to the General Partner under Section 1(b)(3) hereof.

             (4) To those Partners who have received allocations of Net Loss under Section 1(b)(2) hereof until the cumulative allocations of Net Income under this Section 1(a)(4) equal such cumulative allocations of Net Loss (such allocation of Net Income to be in proportion to the cumulative allocations of Net Loss under such section to each such Partner).

             (5) To the Partners until the cumulative allocations of Net Income under this Section 1(a)(5) equal the cumulative allocations of Net Loss to such Partners under Section 1(b)(1) hereof (such allocation of Net Income to be in proportion to the cumulative allocations of Net Loss under such section to each such Partner).

             (6) Any remaining Net Income shall be allocated to the Partners who hold Common Partnership Units in proportion to their respective Percentage Interests as holders of Common Partnership Units.

             (b) Net Losses.  After giving effect to the special allocations set
                 -----------
     forth in Section 2 hereof, Net Losses shall be allocated to the Partners as follows:

             (1) To the Partners who hold Common Partnership Units in accordance with their respective Percentage Interests as holders of Common Partnership Units, except as otherwise provided in this Section 1(b).

             (2) To the extent that an allocation of Net Loss under Section 1(b)(1) would cause a Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit of such Partner), such Net Loss shall instead be allocated to those Partners, if any, for whom such allocation of Net Loss would not cause or increase an Adjusted Capital Account Deficit. Solely for purposes of this Section 1(b)(2), the Adjusted Capital Account Deficit, in the case of Weeks LP Holdings, shall be determined without regard to the amount credited to Weeks LP Holdings' Capital Account for the aggregate Liquidation Preference Amount attributable to Weeks LP Holdings' Preferred Partnership Units, and in the case of a Principal or a Principal-Controlled Partnership, shall be determined without regard to such Partner's deficit Capital Account restoration obligation under Section 8.7(b) of the Partnership Agreement. The Net Loss allocated under this Section 1(b)(2) shall be allocated among the Partners who may receive such allocation in proportion to their respective Percentage Interests in Common Partnership Units.

             (3) Any remaining Net Loss shall be allocated to the General Partner to the extent that such allocation of Net Loss would not cause or increase an Adjusted Capital Account Deficit of the General Partner.

             (4) Any remaining Net Loss shall be allocated to the Principals and the Principal-Controlled Partnerships in accordance with their respective Percentage Interests in Common Partnership Units; provided that if, after the death of a Principal, the estate of
             -------------
             such Principal or any Principal-Controlled Partnership with respect to such Principal elects pursuant to Section 8.7(c) of the Partnership Agreement to eliminate or reduce its deficit Capital Account restoration obligation under Section 8.7(b) of the Partnership Agreement, Net Losses shall not be allocated to such Partner to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or would increase any existing Adjusted Capital Account Deficit of such Partner) as of the end of such taxable year, and instead shall be allocated to those Principals and Principal-Controlled Partnerships as to whom the foregoing limitation does not apply.

             (5)  Any remaining Net Loss shall be allocated to the General
             Partner.

Section 2.   Special Allocations. Notwithstanding any provisions of paragraph 1
             -------------------
of this Exhibit F, the following special allocations shall be made in the following order:

     (a) Minimum Gain Chargeback (Nonrecourse Liabilities).  If there is a net
         -------------------------------------------------
decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of certain conversions or refinancings of Partnership indebtedness, certain capital contributions, or certain revaluations of Property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2) or (f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f). This paragraph (a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

     (b) Minimum Gain Attributable to Partner Nonrecourse Debt.  If there is a
         -----------------------------------------------------
net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Property as further outlined in Regulation Section 1.704-2(i)(4)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulation Sections 1.704-2(i)(4) and (j)(2). This paragraph (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said sections of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

     (c) Qualified Income Offset.  In the event any Partner unexpectedly
         -----------------------
receives any adjustments, allocations or distributions described in Regulation
Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and such Partner has an Adjusted
                          -  -    -       -
Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This paragraph (c) is intended to constitute a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
                  -

     (d) Nonrecourse Deductions.  Nonrecourse Deductions for any fiscal year or
         ----------------------
other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests in Common Partnership Units.

     (e) Partner Nonrecourse Deductions.  Partner Nonrecourse Deductions for any
         ------------------------------
fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Section 1.704-2(b)(4) and (i)(1)).

     (f) Curative Allocations.  The Regulatory Allocations (as hereinafter
         --------------------
defined) shall be taken into account in allocating other items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership items under paragraphs 1 and 2 of this Exhibit F shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred. This paragraph (f) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "Regulatory Allocations" shall mean all the allocations provided under this paragraph 2 other than this paragraph (f).

     (g) Priority Allocation With Respect To Preferred Partnership Units.  All
         ---------------------------------------------------------------
or a portion of the remaining items of Partnership gross income or gain for the Partnership Year, if any, shall be specifically allocated to Weeks LP Holdings in an amount equal to the excess, if any, of the cumulative distributions received by Weeks LP Holdings pursuant to Section 6.2(i) of the Partnership Agreement, as amended, for the current Partnership Year and all prior Partnership Years (other than any distributions that are treated as being in satisfaction of the Liquidation Preference Amount for any Preferred Partnership Units) over the cumulative allocations of Partnership gross income and gain to Weeks LP Holdings under this Section 2(g) for all prior Partnership Years.

Section 3.     Tax Allocations.
               ----------------

     (a) Generally.  Subject to paragraphs (b) and (c) hereof, items of income,
         ---------
gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners on the same basis as their respective book items.

     (b) Sections 1245/1250 Recapture.  If any portion of gain from the sale of
         ----------------------------
property is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("Affected Gain"), then (A) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to Clause (A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

     (c) Allocations Respecting Section 704(c) and Revaluations.
         ------------------------------------------------------
Notwithstanding paragraph (b) hereof, Tax Items with respect to Property that is subject to Code Section 704(c) and/or Regulation Section 1.704-1(b)(2)(iv)(f)
                                                                           -
(collectively "Section 704(c) Tax Items") shall be allocated in accordance with said Code section and/or Regulation Section 1.704-1(b)(4)(i), as the case may be. Specifically, the allocation of all Section 704(c) Tax Items shall be made in accordance with the

"traditional method" set forth in Regulation Section 1.704-3(b)(1) and thus shall be subject to the ceiling rule stated in said section of the Regulations.

                                   EXHIBIT R
                                   ---------


                              WEEKS REALTY, L.P.

   DESIGNATION OF THE VOTING POWERS, DESIGNATION, PREFERENCES AND RELATIVE,
      PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
                          LIMITATIONS OR RESTRICTIONS

     The following are the terms of the Series A Preferred Partnership Units established pursuant to this Amendment:

     1. NUMBER. The maximum number of authorized units of the Series A Preferred Partnership Units shall be 6,000,000.

     2. RELATIVE SENIORITY. In respect of rights to receive quarterly distributions and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Partnership, the Series A Preferred Partnership Units shall rank (a) senior to any class or series of Partnership Units of the Partnership ranking, as to the payment of quarterly distributions or as to the distribution of assets upon liquidation, dissolution or winding up, junior to the Series A Preferred Partnership Units (collectively, "Junior Partnership Units"), (b) senior to any class or series of Partnership Units of the Partnership ranking, as to the payment of quarterly distributions and as to the distribution of assets upon liquidation, dissolution or winding up, junior to the Series A Preferred Partnership Units (collectively, "Fully Junior Partnership Units"), and (c) on a parity with any class or series of Partnership Units of the Partnership ranking, as to the payment of quarterly distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the quarterly distribution rates, quarterly distribution payment dates or redemption or liquidation prices per unit thereof are different from those of the Series A Preferred Partnership Units, if the holders of such class or series of Partnership Units and the Series A Preferred Partnership Units shall be entitled to the receipt of quarterly distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid quarterly distributions per unit or liquidation preferences, without preference or priority one over the other (collectively, "Parity Partnership Units").

     3.   QUARTERLY DISTRIBUTIONS.

          a. The holders of the then outstanding Series A Preferred Partnership Units shall be entitled to receive, when, as and if declared by the General Partner out of funds legally available therefor, cumulative quarterly distributions at the rate of $2.00 per unit per year, payable in equal amounts of $0.50 per unit quarterly in cash on the last day of each January, April, July and October or, if not a Business Day (as hereinafter defined), the next succeeding Business Day. Quarterly distributions shall begin to accrue and shall be fully cumulative from the first date on which the pertinent units of the Series A Preferred Partnership Units are issued and sold and shall first be payable on October 31, 1997 (each such payment date being hereafter called a "Quarterly Distribution Date" and each period ending on a Quarterly Distribution Date being hereinafter called a "Quarterly Distribution Period"). Quarterly distributions shall be payable to holders of record as they appear in the records of the Partnership at the close of business on the applicable record date (the "Record Date"), which shall be the 15th day of the calendar month in which the applicable Quarterly Distribution Date falls on or such other date designated by the General Partner for the payment of quarterly distributions that is not more than 50 nor less than 10 days prior to such Quarterly Distribution Date. The amount of any quarterly distribution payable for any Quarterly Distribution Period shorter than a full Quarterly Distribution Period shall be prorated and computed on the basis of the actual number of days in such period. Quarterly distributions paid on the Series A Preferred Partnership Units in an amount less than the total amount of such quarterly distributions at the time accrued and payable on such units shall be allocated pro rata on a per unit basis among all such units at the time outstanding.

        "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

     b. The amount of any quarterly distributions accrued on any Series A Preferred Partnership Units at any Quarterly Distribution Date shall be the amount of any unpaid quarterly distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of quarterly distributions accrued on any Series A Preferred Partnership Units at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid quarterly distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual quarterly distribution rate of $2.00 per unit for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on the actual number of days in such period.

     c. Except as provided herein, the Series A Preferred Partnership Units will not be entitled to any quarterly distributions in excess of full cumulative quarterly distributions as described above and shall not be entitled to participate in the earnings or assets of the Partnership, and no interest, or sum of money in lieu of interest, shall be payable in respect of any quarterly distribution payment or payments on the Series A Preferred Partnership Units which may be in arrears.

     d. Any quarterly distribution payment made on the Series A Preferred Partnership Units shall first be credited against the earliest accrued but unpaid quarterly distribution due with respect to such units which remains payable.

          e. No quarterly distributions on the Series A Preferred Partnership Units shall be authorized by the General Partner or be paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or
payment shall be restricted or prohibited by law.   Notwithstanding the
foregoing, quarterly distributions on the Series A Preferred Partnership Units will accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such quarterly distributions and whether or not such quarterly distributions are authorized.

          f. So long as any Series A Preferred Partnership Units remain outstanding, no quarterly distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Units for any period unless full cumulative quarterly distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Partnership Units for all Quarterly Distribution Periods terminating on or prior to the quarterly distribution payment date for such class or series of Parity Units. When quarterly distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all quarterly distributions declared upon Series A Preferred Partnership Units and all quarterly distributions declared upon any other class or series of Parity Units shall be declared ratably in proportion to the respective amounts of quarterly distributions accumulated and unpaid on the Series A Preferred Partnership Units and accumulated and unpaid on such Parity Units.

          g. So long as any Series A Preferred Partnership Units remain outstanding, no quarterly distributions (other than quarterly distributions or distributions paid solely in units of, or options, warrants or rights to subscribe for or purchase, Fully Junior Units) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Units or Fully Junior Units, nor shall any Junior Units or Fully Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made for purposes of any employee incentive or benefit plan of the Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such units) by the Partnership, directly or indirectly (except by conversion into or exchange for Fully Junior Units), unless in each case (i) the full cumulative quarterly distributions on all outstanding Series A Preferred Partnership Units and any other Parity Units of the Partnership shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Quarterly Distribution Periods with respect to the Series A Preferred Partnership Units and all past quarterly distribution periods with respect to such Parity Units and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the quarterly distribution for the current Quarterly Distribution Period with respect to the Series A Preferred Partnership Units and the current quarterly distribution period with respect to such Parity Units.

4.   LIQUIDATION RIGHTS.

     a. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the holders of the Series A Preferred Partnership Units then outstanding shall be entitled to receive and to be paid out of the assets of the Partnership available for distribution to its Partners, before any payment or distribution shall be made on any Junior Units, the amount of $25.00 per unit, plus accrued and unpaid quarterly distributions thereon.

     b. After the payment to the holders of the Series A Preferred Partnership Units of the full preferential amounts provided for herein, any other series or class of Junior Units or Fully Junior Units shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid, and the holders of the Series A Preferred Partnership Units, as such, shall have no right or claim to any of the remaining assets of the Partnership.

     c. If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of the Series A Preferred Partnership Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other units of any class or series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series A Preferred Partnership Units and any such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series A Preferred Partnership Units and any such other Parity Units if all amounts payable thereon were paid in full.

     d. Neither a consolidation nor a merger of any other entity into or with the Partnership or a sale, lease, transfer or conveyance of all or substantially all of the property or business of the Partnership, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes hereof.

5.   REDEMPTION.

     a. OPTIONAL REDEMPTION. On and after October 10, 2002, the Partnership may, at its option, redeem at any time all or, from time to time, any part of the Series A Preferred Partnership Units at a price per unit, payable in cash, of $25.00, together with all accrued and unpaid quarterly distributions to and including the date fixed for redemption, without interest, to the full extent the Company has funds legally available therefor. The Series A Preferred Partnership Units shall have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

          b.  PROCEDURES OF REDEMPTION.

          (1) At any time that Weeks exercises its right to redeem all or any of the shares of Series A Preferred Stock, the General Partner shall exercise its right to cause the Partnership to redeem an equal number of Series A Preferred Partnership Units in the manner set forth herein.

          (2) No Series A Preferred Partnership Units may be redeemed except from proceeds from the sale of capital stock of Weeks, including but not limited to common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing. The proceeds from such sale of such equity securities shall be contributed to the General Partner or Weeks LP Holdings (as determined by the General Partner in its sole discretion, and the General Partner and/or Weeks LP Holdings (as applicable) shall contribute to the capital of the Partnership the proceeds of the sale of such equity securities pursuant to the requirements of Section 4.3(b) of the Partnership Agreement.

     6. VOTING RIGHTS. Except as required by law, Weeks LP Holdings, in its capacity as the holder of Series A Preferred Partnership Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of the Partners.

     7. CONVERSION. The Series A Preferred Partnership Units are not convertible into or exchangeable for any other property or securities of the Partnership.

     8. RESTRICTIONS ON OWNERSHIP. The Series A Preferred Partnership Units shall be owned and held solely by Weeks LP Holdings.

     9. GENERAL. The rights of Weeks LP Holdings, in its capacity as holder of the Series A Preferred Partnership Units, are in addition to and not in limitation on any other rights or authority of Weeks LP Holdings, in any other capacity, under the Partnership Agreement. In addition, nothing contained herein shall be deemed to limit or otherwise restrict any rights or authority of Weeks LP Holdings under the Partnership Agreement, other than in its capacity as the holder of the Series A Preferred Partnership Units.